Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 7% INCREASE IN SECOND

QUARTER DOMESTIC REVPAR

New Executed Domestic Franchise Agreements Increase 11%

ROCKVILLE, MD. (July 29, 2015) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the second quarter 2015:

•	Revenues for the three months ended June 30, 2015 totaled $232.2 million, an increase of 17 percent from the same period of 2014.

•	Domestic hotel executed franchise agreements totaled 139 for the three months ended June 30, 2015, an increase of 11 percent from the same period of 2014.

•	New domestic hotel franchise agreements executed in the second quarter of 2015 for the Comfort family of brands increased 67 percent over the same period of the prior year with nearly 60 percent of agreements representing new construction hotels.

•	Executed 5 new domestic franchise agreements during the three months ended June 30, 2015 for the Cambria hotel & suites brand expanding to new markets including Philadelphia, PA and Memphis, TN.

•	Domestic relicensing and contract renewal transactions totaled 85 for the three months ended June 30, 2015, an increase of 13 percent from the same period of 2014.

•	The company’s new construction domestic pipeline of hotels under construction or approved for development increased 30 percent from June 30, 2014, and the total pipeline increased 22 percent. The increase in the new construction hotel pipeline was led by the company’s Comfort family of brands which increased 44 percent over the same period of the prior year.

•	Franchising revenues for the three months ended June 30, 2015, totaled $98.6 million, an increase of 5 percent from the same period of 2014.

•	Domestic royalty fees for the three months ended June 30, 2015, totaled $75.8 million, an increase of 6 percent from the same period of 2014.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 6.7 percent in the second quarter of 2015, as occupancy and average daily rates increased 170 basis points and 3.8 percent, respectively from the same period of 2014.

•	Domestic units increased 0.3 percent from June 30, 2014.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended June 30, 2015, totaled $69.8 million, an increase of 5 percent from the same period of 2014.

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended June 30, 2015, totaled $0.62, an increase of 3 percent from the same period of 2014.

•	On July 21, 2015, the company completed the refinancing of its existing $350 senior secured credit facility with a new five year, $450 million senior unsecured revolving credit facility.

“We are pleased with our second quarter operating results that were highlighted by strong domestic RevPAR performance and franchise sales results,” said Stephen P. Joyce, president and chief executive officer, Choice Hotels. “Once again our RevPAR performance continued to outpace the gains reported by Smith Travel Research in the chain scale segments in which we compete and as reflected in our franchise sales results our programs to accelerate the growth of the Cambria hotels and suites and Comfort brands have been well received by developers and franchisees. We continue to be optimistic that these programs will drive the continued improvement and expansion of these brands.”

Discontinued Operations

During 2014, the company entered into and completed a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the sale of these hotels met the definition of a discontinued operation since the operations and cash flows of these components have been eliminated from the on-going operations of the company and the company does not have significant continuing involvement in the operations of the hotels after the transaction. As a result, the company’s consolidated statement of income for the three and six months ended June 30, 2014, reflects these three company-owned hotels as discontinued operations.

Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2015 outlook reflects the following assumptions:

•	All figures assume no repurchases of common stock under the company’s share repurchase program; and
•	The effective tax rate for continuing operations is expected to be approximately 32% for both the third quarter and full-year 2015, respectively.

Franchising

•	EBITDA from franchising activities for full-year 2015 are expected to range between $254 million and $257 million;
•	Net domestic unit growth for 2015 is expected to be approximately 1%;
•	RevPAR is expected to increase approximately 6.5% for the third quarter and range between 6.5% and 7.5% for full-year 2015; and
•	The effective royalty rate is expected to increase 2 basis points for full-year 2015 as compared to full-year 2014.

SkyTouch

•	Net reductions in EBITDA relating to our investment in the SkyTouch division for full-year 2015 are expected to range between $15 million and $20 million.

Consolidated Outlook

The company’s third quarter 2015 diluted EPS is expected to be $0.72. The company expects full-year 2015 diluted EPS to range between $2.18 and $2.22 and full year 2015 EBITDA to range between $237 million and $241 million.

Conference Call

Choice will conduct a conference call on Wednesday, July 29, 2015 at 9:00 a.m. EDT to discuss the company’s second quarter 2015 results. The dial-in number to listen to the call is 1-855-638-5678, and the access code is 72461415. International callers should dial 1-920-663-6286 and enter the access code 72461415. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on Wednesday, July 29, 2015 through Wednesday, August 5, 2015 by calling 1-855-859-2056 and entering access code 72461415. The international dial-in number for the replay is 1-404-537-3406 and the access code is 72461415. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc.® (NYSE: CHH) is one of the world’s largest lodging companies. With more than 6,300 hotels franchised in more than 35 countries and territories, we represent more than 500,000 rooms around the globe. As of June 30, 2015, 613 hotels were in our development pipeline. Our company’s Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge® and Rodeway Inn® brands provide a spectrum of lodging choices to meet guests’ needs. With more than 23 million members and counting, check out our Choice Privileges® rewards program to see how you can reap the benefits of being a member of the Choice Hotels® family. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; or ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, EBITDA from franchising activities and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues, the SkyTouch Technology operations and revenue generated from the ownership of an office building that is leased to a third-party. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology are excluded since they do not reflect the company’s core franchising business but are an adjacent, complimentary line of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

© 2015 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2015	2014	$	%	2015	2014	$	%
(In thousands, except per share amounts)
REVENUES:

Royalty fees	$81,183	$77,670	$3,513	5%	$143,614	$136,210	$7,404	5%
Initial franchise and relicensing fees	5,816	4,722	1,094	23%	11,533	8,462	3,071	36%
Procurement services	8,589	8,020	569	7%	13,396	12,798	598	5%
Marketing and reservation	133,122	103,766	29,356	28%	231,835	193,372	38,463	20%
Other	3,446	3,486	(40)	(1%)	7,023	6,558	465	7%

Total revenues	232,156	197,664	34,492	17%	407,401	357,400	50,001	14%

OPERATING EXPENSES:

Selling, general and administrative	33,122	31,413	1,709	5%	65,560	58,093	7,467	13%
Depreciation and amortization	2,995	2,332	663	28%	5,685	4,610	1,075	23%
Marketing and reservation	133,122	103,766	29,356	28%	231,835	193,372	38,463	20%

Total operating expenses	169,239	137,511	31,728	23%	303,080	256,075	47,005	18%

Operating income	62,917	60,153	2,764	5%	104,321	101,325	2,996	3%

OTHER INCOME AND EXPENSES, NET:
Interest expense	11,057	10,710	347	3%	21,236	20,881	355	2%
Interest income	(277)	(347)	70	(20%)	(623)	(850)	227	(27%)
Other (gains) and losses	(1,173)	(474)	(699)	147%	(1,641)	(533)	(1,108)	208%
Equity in net loss of affiliates	431	30	401	1337%	1,436	65	1,371	2109%

Total other income and expenses, net	10,038	9,919	119	1%	20,408	19,563	845	4%

Income from continuing operations before income taxes	52,879	50,234	2,645	5%	83,913	81,762	2,151	3%
Income taxes	17,066	14,955	2,111	14%	26,506	25,014	1,492	6%

Income from continuing operations, net of income taxes	35,813	35,279	534	2%	57,407	56,748	659	1%
Income from discontinued operations, net of income taxes	—	121	(121)	(100%)	—	1,762	(1,762)	(100%)

Net income	$35,813	$35,400	$413	1%	$57,407	$58,510	$(1,103)	(2%)

Basic earnings per share
Continuing operations	$0.62	$0.61	$0.01	2%	$1.00	$0.97	$0.03	3%
Discontinued operations	—	—	—	NM	—	0.03	(0.03)	(100%)

	$0.62	$0.61	$0.01	2%	$1.00	$1.00	$0.00	0%

Diluted earnings per share
Continuing operations	$0.62	$0.60	$0.02	3%	$0.99	$0.96	$0.03	3%
Discontinued operations	—	—	—	NM	—	0.03	(0.03)	(100%)

	$0.62	$0.60	$0.02	3%	$0.99	$0.99	$0.00	0%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Cash and cash equivalents	$230,650	$214,879
Accounts receivable, net	118,989	91,681
Other current assets	47,938	44,854

Total current assets	397,577	351,414

Fixed assets and intangibles, net	155,456	152,034
Notes receivable, net of allowances	51,228	40,441
Investments, employee benefit plans, at fair value	18,274	17,539
Other assets	80,058	85,842

Total assets	$702,593	$647,270

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$128,744	$120,654
Deferred revenue	70,402	66,382
Current portion of long-term debt	1,124	12,349
Other current liabilities	1,416	713

Total current liabilities	201,686	200,098

Long-term debt	800,035	782,082
Deferred compensation & retirement plan obligations	24,237	23,987
Other liabilities	62,102	69,904

Total liabilities	1,088,060	1,076,071

Common stock, $0.01 par value	576	573
Additional paid-in-capital	134,144	127,661
Accumulated other comprehensive loss	(7,812)	(6,971)
Treasury stock, at cost	(979,211)	(982,463)
Retained earnings	466,836	432,399

Total shareholders’ deficit	(385,467)	(428,801)

Total liabilities and shareholders’ deficit	$702,593	$647,270

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$57,407	$58,510

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,685	4,610
Gain on sale of assets	(1,595)	(2,849)
Provision for bad debts, net	1,197	1,383
Non-cash stock compensation and other charges	5,399	4,711
Non-cash interest and other (income) loss	1,340	719
Deferred income taxes	(2,095)	(9,273)
Equity (earnings) losses from unconsolidated joint ventures, net of distributions received	2,781	611

Changes in assets and liabilities:
Receivables	(28,856)	(39,518)
Advances to/from marketing and reservation activities, net	3,724	31,522
Forgivable notes receivable, net	(19,186)	(6,692)
Accounts payable	16,990	8,316
Accrued expenses	(6,969)	(5,247)
Income taxes payable/receivable	2,450	15,198
Deferred revenue	4,041	6,231
Other assets	(5,152)	(1,102)
Other liabilities	769	(1,298)

NET CASH PROVIDED BY OPERATING ACTIVITIES	37,930	65,832

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(14,554)	(7,314)
Proceeds from sales of assets	6,283	12,216
Contributions to equity method investments	(2,446)	(6,946)
Distributions from equity method investments	270	—
Purchases of investments, employee benefit plans	(1,736)	(1,220)
Proceeds from sales of investments, employee benefit plans	1,087	641
Issuance of mezzanine and other notes receivable	(1,500)	(2,223)
Collections of mezzanine and other notes receivable	3,567	9,743
Other items, net	(261)	(296)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(9,290)	4,601

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facility	13,000	—
Principal payments on long-term debt	(6,169)	(4,112)
Proceeds from the issuance of long-term debt	—	26
Purchase of treasury stock	(6,244)	(4,544)
Dividends paid	(22,940)	(21,957)
Excess tax benefits from stock-based compensation	4,613	1,319
Proceeds from exercise of stock options	5,696	1,547

NET CASH USED BY FINANCING ACTIVITIES	(12,044)	(27,721)

Net change in cash and cash equivalents	16,596	42,712
Effect of foreign exchange rate changes on cash and cash equivalents	(825)	1,035
Cash and cash equivalents at beginning of period	214,879	167,795

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$230,650	$211,542

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Six Months Ended June 30, 2015			For the Six Months Ended June 30, 2014			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$87.35	63.5%	$55.48	$83.68	61.3%	$51.31	4.4%	220	bps	8.1%
Comfort Suites	93.06	68.2%	63.43	89.35	65.7%	58.68	4.2%	250	bps	8.1%
Sleep	79.60	64.0%	50.93	75.94	61.3%	46.57	4.8%	270	bps	9.4%
Quality	73.16	57.5%	42.05	70.37	54.8%	38.57	4.0%	270	bps	9.0%
Clarion	78.25	56.3%	44.07	75.01	53.0%	39.75	4.3%	330	bps	10.9%
Econo Lodge	57.47	52.4%	30.13	55.75	49.7%	27.72	3.1%	270	bps	8.7%
Rodeway	57.22	55.8%	31.90	54.19	53.2%	28.85	5.6%	260	bps	10.6%
MainStay	76.24	68.5%	52.23	73.80	70.6%	52.11	3.3%	(210)	bps	0.2%
Suburban	47.25	76.5%	36.15	44.53	72.6%	32.34	6.1%	390	bps	11.8%
Ascend Hotel Collection	122.78	59.8%	73.45	117.13	59.2%	69.30	4.8%	60	bps	6.0%

Total	$78.08	60.4%	$47.15	$75.26	58.0%	$43.63	3.7%	240	bps	8.1%

	For the Three Months Ended June 30, 2015			For the Three Months Ended June 30, 2014			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$90.92	69.5%	$63.16	$87.16	67.6%	$58.94	4.3%	190	bps	7.2%
Comfort Suites	95.59	71.8%	68.64	91.46	70.4%	64.36	4.5%	140	bps	6.7%
Sleep	82.23	68.3%	56.11	78.40	66.9%	52.42	4.9%	140	bps	7.0%
Quality	75.52	62.0%	46.83	72.61	59.8%	43.38	4.0%	220	bps	8.0%
Clarion	80.54	60.8%	48.95	78.36	57.0%	44.68	2.8%	380	bps	9.6%
Econo Lodge	59.86	56.6%	33.87	58.12	54.9%	31.90	3.0%	170	bps	6.2%
Rodeway	59.92	58.4%	35.01	56.56	56.7%	32.05	5.9%	170	bps	9.2%
MainStay	78.53	70.4%	55.32	76.33	76.3%	58.25	2.9%	(590)	bps	(5.0%)
Suburban	47.96	78.9%	37.86	45.72	75.0%	34.27	4.9%	390	bps	10.5%
Ascend Hotel Collection	129.04	59.2%	76.41	122.07	60.1%	73.32	5.7%	(90)	bps	4.2%

Total	$80.89	64.7%	$52.36	$77.92	63.0%	$49.08	3.8%	170	bps	6.7%

	For the Quarter Ended		For the Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
System-wide effective royalty rate	4.28%	4.28%	4.29%	4.30%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	June 30, 2015		June 30, 2014		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,215	93,904	1,281	99,679	(66)	(5,775)	(5.2%)	(5.8%)
Comfort Suites	575	44,447	590	45,664	(15)	(1,217)	(2.5%)	(2.7%)
Sleep	377	27,207	375	27,159	2	48	0.5%	0.2%
Quality	1,311	105,761	1,251	102,859	60	2,902	4.8%	2.8%
Clarion	175	24,587	185	26,501	(10)	(1,914)	(5.4%)	(7.2%)
Econo Lodge	853	52,835	840	51,678	13	1,157	1.5%	2.2%
Rodeway	481	26,544	460	25,366	21	1,178	4.6%	4.6%
MainStay	47	3,629	42	3,304	5	325	11.9%	9.8%
Suburban	62	6,959	64	7,164	(2)	(205)	(3.1%)	(2.9%)
Ascend Hotel Collection	110	9,408	104	9,076	6	332	5.8%	3.7%
Cambria hotel & suites	24	2,917	20	2,404	4	513	20.0%	21.3%

Domestic Franchises	5,230	398,198	5,212	400,854	18	(2,656)	0.3%	(0.7%)

International Franchises	1,146	106,763	1,160	105,669	(14)	1,094	(1.2%)	1.0%

Total Franchises	6,376	504,961	6,372	506,523	4	(1,562)	0.1%	(0.3%)

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2015			For the Six Months Ended June 30, 2014			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	13	20	33	10	8	18	30%	150%	83%
Comfort Suites	13	2	15	7	—	7	86%	NM	114%
Sleep	9	—	9	14	1	15	(36%)	(100%)	(40%)
Quality	3	75	78	3	48	51	0%	56%	53%
Clarion	—	6	6	—	11	11	NM	(45%)	(45%)
Econo Lodge	—	28	28	—	27	27	NM	4%	4%
Rodeway	—	35	35	1	31	32	(100%)	13%	9%
MainStay	6	—	6	5	1	6	20%	(100%)	0%
Suburban	1	3	4	1	3	4	0%	0%	0%
Ascend Hotel Collection	1	16	17	6	6	12	(83%)	167%	42%
Cambria hotel & suites	7	—	7	1	—	1	600%	NM	600%

Total Domestic System	53	185	238	48	136	184	10%	36%	29%

	For the Three Months Ended June 30, 2015			For the Three Months Ended June 30, 2014			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	9	13	22	7	5	12	29%	160%	83%
Comfort Suites	8	—	8	6	—	6	33%	NM	33%
Sleep	4	—	4	10	1	11	(60%)	(100%)	(64%)
Quality	1	46	47	2	38	40	(50%)	21%	18%
Clarion	—	3	3	—	9	9	NM	(67%)	(67%)
Econo Lodge	—	19	19	—	21	21	NM	(10%)	(10%)
Rodeway	—	21	21	—	16	16	NM	31%	31%
MainStay	2	—	2	1	1	2	100%	(100%)	0%
Suburban	1	1	2	—	2	2	NM	(50%)	0%
Ascend Hotel Collection	—	6	6	3	3	6	(100%)	100%	0%
Cambria hotel & suites	5	—	5	—	—	—	NM	NM	NM

Total Domestic System	30	109	139	29	96	125	3%	14%	11%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR

APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2015 Units			June 30, 2014 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	38	64	102	38	50	88	—	0%	14	28%	14	16%
Comfort Suites	3	76	79	1	47	48	2	200%	29	62%	31	65%
Sleep Inn	1	65	66	2	56	58	(1)	(50%)	9	16%	8	14%
Quality	54	5	59	41	6	47	13	32%	(1)	(17%)	12	26%
Clarion	11	2	13	12	2	14	(1)	(8%)	—	0%	(1)	(7%)
Econo Lodge	24	4	28	33	2	35	(9)	(27%)	2	100%	(7)	(20%)
Rodeway	34	3	37	31	2	33	3	10%	1	50%	4	12%
MainStay	1	47	48	2	35	37	(1)	(50%)	12	34%	11	30%
Suburban	6	12	18	7	14	21	(1)	(14%)	(2)	(14%)	(3)	(14%)
Ascend Hotel Collection	25	18	43	9	15	24	16	178%	3	20%	19	79%
Cambria hotel & suites	—	25	25	—	18	18	—	NM	7	39%	7	39%

	197	321	518	176	247	423	21	12%	74	30%	95	22%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Franchising Revenues:

Total Revenues	$232,156	$197,664	$407,401	$357,400
Adjustments:
Marketing and reservation revenues	(133,122)	(103,766)	(231,835)	(193,372)
SkyTouch & Other	(411)	(68)	(1,014)	(121)

Franchising Revenues	$98,623	$93,830	$174,552	$163,907

Franchising Margins:

Operating Margin:

Total Revenues	$232,156	$197,664	$407,401	$357,400
Operating Income	$62,917	$60,153	$104,321	$101,325

Operating Margin	27.1%	30.4%	25.6%	28.4%

Franchising Margin:

Franchising Revenues	$98,623	$93,830	$174,552	$163,907

Operating Income	$62,917	$60,153	$104,321	$101,325
Non-franchising activities operating loss	4,375	4,360	9,576	7,866

	$67,292	$64,513	$113,897	$109,191

Franchising Margins	68.2%	68.8%	65.3%	66.6%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total Selling, General and Administrative Expenses	$33,122	$31,413	$65,560	$58,093
SkyTouch & other	(4,314)	(4,200)	(9,709)	(7,536)

Franchising Selling, General and Administration Expenses	$28,808	$27,213	$55,851	$50,557

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Income from continuing operations, net of income taxes	$35,813	$35,279	$57,407	$56,748
Income taxes	17,066	14,955	26,506	25,014
Interest expense	11,057	10,710	21,236	20,881
Interest income	(277)	(347)	(623)	(850)
Other (gains) and losses	(1,173)	(474)	(1,641)	(533)
Equity in net loss of affiliates	431	30	1,436	65
Depreciation and amortization	2,995	2,332	5,685	4,610

EBITDA	$65,912	$62,485	$110,006	$105,935

Franchising	$69,815	$66,617	$118,701	$113,350
SkyTouch & other	(3,903)	(4,132)	(8,695)	(7,415)

	$65,912	$62,485	$110,006	$105,935

Exhibit 9

CHOICE HOTELS INTERNATIONAL, INC.

DISCONTINUED OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
REVENUES:
Hotel operations	$—	$111	$—	$801

Total revenues	—	111	—	801

OPERATING EXPENSES:
Hotel operations	—	170	—	832

Total operating expenses	—	170	—	832

Operating income (loss)	—	(59)	—	(31)

Gain on disposal of discontinued operations	—	252	—	2,833

Income from discontinued operations before income taxes	—	193	—	2,802
Income tax	—	72	—	1,040

Income from discontinued operations	$—	$121	$—	$1,762